**EXHIBIT 99.2**

American Healthcare REIT

18191 Von Karman Avenue
Third Floor
Irvine, CA 92612
(949) 270-9200
www.AmericanHealthcareREIT.com

THIS LETTER IS POSTED ON THE AHR WEBSITE AND FILED WITH THE SEC ON FORM 8-K ON DECEMBER 21, 2022*

**The Board MAKES NO RECOMMENDATION with respect to the MacKenzie tender offer**

December 21, 2022

Dear Stockholder:

I am writing to you on behalf of the board of directors (the "Board") of American Healthcare REIT, Inc. ("AHR") to notify you about an unsolicited third-party mini-tender offer (the "MacKenzie Offer") being made for your shares of AHR common stock by MacKenzie Northstar Fund 3, LP, MacKenzie Badger Acquisition Co. 4, LLC, MPF Blue Ridge Fund I, LLC, and MacKenzie Blue Ridge Fund III, LP (collectively, "MacKenzie"), in what we believe is an opportunistic attempt to purchase your shares. MacKenzie is offering to purchase up to an aggregate of 250,000 shares of AHR's Class T and Class I common stock at a low price of $19.80 per share (the "Shares"), WHICH IS EQUIVALENT TO $4.95 PER SHARE BEFORE AHR'S ONE-FOR-FOUR REVERSE STOCK SPLIT IN NOVEMBER 2022. **This is not an offer from AHR.**

AHR is required by applicable Securities and Exchange Commission ("SEC") rules and regulations to inform you of its position, if any, with respect to the MacKenzie Offer. In evaluating the MacKenzie Offer, the Board considered, among other things, the following factors:

(i) The MacKenzie Offer price of **$19.80** per share *(which is equivalent to $4.95 per share before the one-for-four reverse stock split)* is approximately **47% lower** than the AHR Board's most recent estimated net asset value ("NAV") of Class T and Class I common stock of **$37.16** per share as of December 31, 2021. This NAV was determined by the Board with the assistance of an independent third-party valuation firm *(and adjusted for the recent one-for-four reverse stock split)*.[1]

(ii) AHR filed a registration statement on Form S-11 with the SEC relating to potential plans to issue shares of its common stock in an underwritten public offering, which would be accompanied by a listing of those shares of common stock on the New York Stock Exchange. However, AHR can make no assurances as to when, or if, AHR will commence such public offering or whether the contemplated public offering will be successful or that any future trading or other liquidity event will allow you to sell your shares at a price in excess of the MacKenzie Offer price. In addition, it is currently contemplated that the Class T and Class I common stock outstanding prior to the contemplated public offering will not automatically convert into shares of listed common stock until six months after the listing of AHR's common stock in connection with the contemplated public offering.

(iii) While the Board believes that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to purchase the Shares and make a profit, the Board is aware that the AHR share repurchase plan was suspended on November 14, 2022 and stockholders may need near-term liquidity in light of the current volatile financial markets and lack of certainty regarding the timing of any potential AHR public offering or other liquidity event.

**After carefully evaluating the MacKenzie Offer and consulting with AHR's management and such advisors as deemed appropriate by the Board, the Board REMAINS NEUTRAL and makes NO RECOMMENDATION on whether any AHR stockholder should accept or decline the MacKenzie Offer for their shares.**

Please note that stockholders who tender their shares will lose their right to receive any future distributions that are paid after the conclusion of the MacKenzie Offer. AHR currently pays distributions at an annualized rate of $1.60 per share. While there are no guarantees of future distributions or a liquidity event and there can be no certainty regarding the long-term value of AHR's common stock because the value is dependent on a number of factors, stockholders who tender their shares pursuant to the MacKenzie Offer would give up their rights to any future distributions after the conclusion of the MacKenzie Offer as well as their rights to receive any proceeds from any AHR liquidity event.

As stated by MacKenzie, the MacKenzie Offer is being made "for investment purposes and with the intention of making a profit from the ownership of the Shares." MacKenzie determined the MacKenzie Offer price pursuant to its own analysis and states that [they] "have not made an independent appraisal of the Shares or [AHR's] properties and are not qualified to appraise real estate." Hence, MacKenzie acknowledges that its offer price was established based on MacKenzie's own analysis and objectives without consideration of your financial objectives.

We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. The SEC has cautioned investors about these kinds of offers in an investor alert, as they are often made in an attempt to profit at investors' expense. The SEC noted that these offers "have been increasingly used to catch investors off guard," and cautioned that investors need to scrutinize these types of offers carefully. To read more about the risks of "mini-tender" offers, please review the alert at www.sec.gov/investor/pubs/minitend.htm.

SEC rules permit third parties, such as MacKenzie, to distribute unsolicited mini-tender offers to stockholders of public companies. However, in order to maintain the confidentiality of our stockholders, AHR has only provided stockholder mailing information needed to distribute the MacKenzie Offer materials to a third-party financial printer that is unaffiliated with MacKenzie. Therefore, MacKenzie will not have access to any additional stockholder information unless the stockholder agrees to accept the tender offer by MacKenzie. None of AHR's directors or executive officers intends to tender any shares in the MacKenzie Offer.

The Board understands that you must make your own independent decision whether to tender or refrain from tendering your shares. We strongly urge you to carefully consider all aspects of the MacKenzie Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences, and (v) other factors you determine are relevant to your decision. You should carefully review all of the MacKenzie Offer documents sent to you by MacKenzie, as well as AHR's publicly available annual, quarterly and other reports filed with the SEC at www.sec.gov, and consult with your own financial, tax and other advisors in evaluating the MacKenzie Offer before deciding whether to tender your shares.

**PLEASE CONSULT WITH YOUR FINANCIAL ADVISOR AND TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION**.

Should you have any questions or need further information about your options, please feel free to contact your financial advisor or AHR Investor Services at 844-460-9414.

Sincerely,



Danny Prosky
Chief Executive Officer, President and Director

*** You may request a printed copy of this letter by calling your financial advisor or American Healthcare REIT, Inc. Investor Services at 844-460-9414.**

[1] For more information on the most recent estimated NAV, including the assumptions, estimates and judgments used to determine the estimated NAV, see AHR's Current Report on Form 8-K filed with the SEC on March 25, 2022. For more information on the recent reverse stock split, see AHR's Current Report on Form 8-K filed with the SEC on November 16, 2022.

**Cautionary Note Regarding Forward-Looking Statements**

Certain statements contained in this letter other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "estimate," "intend," "plan," "foresee," "looking ahead," "is confident," "should," "will," "predicted," "likely" or other words or phrases of similar import. Similarly, statements that describe or contain information related to matters such as AHR's intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects, valuation estimates, potential listing of shares and public offering or other liquidity options and distribution rates and amounts are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause AHR's actual results to differ materially from those currently anticipated in these forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in AHR's SEC reports, including, but not limited to, the risk factors provided in AHR's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.